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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: APRIL 30, 2001

                               ISONICS CORPORATION
           (Name of small business issuer as specified in its charter)


CALIFORNIA                   001-12531                   77-0338561
----------                   ---------                   ----------
State of                     Commission File             IRS Employer
Incorporation                Number                      Identification No.


                  5906 MCINTYRE STREET, GOLDEN, COLORADO 80403
                  --------------------------------------------
                     Address of principal executive offices

                                  303-279-7900
                                  ------------
                           Telephone number, including
                                    Area code

                                 NOT APPLICABLE
                                 --------------
           Former name or former address if changed since last report

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ITEM 5 - OTHER EVENTS

         On April 30, 2001, Isonics Corporation accepted a payment of $100,000 from each of its president, James E. Alexander, and its senior vice president, Boris Rubizhevsky, in repayment of amounts Isonics had previously advanced to them. In each case, Mr. Alexander and Mr. Rubizhevsky also paid Isonics interest on the amount previously advanced at 6.6% per annum. The disinterested members of the Board of Directors determined that the acceptance of the cash payment was preferable to Isonics than the previously-negotiated repayment by Messrs. Alexander and Rubizhevsky surrendering shares of Isonics common stock.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of May 2001.

                                  ISONICS CORPORATION


                                  By: /s/ James E. Alexander
                                      -----------------------------------
                                      James E. Alexander
                                      President and Chief Executive Officer